Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces Third Quarter 2019 Earnings; Declares Quarterly Dividend
Indiana, PA, October 29, 2019 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the third quarter of 2019.
Financial Summary

(dollars in thousands,	For the Three Months Ended			For the Nine Months Ended
except per share data)	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Reported Results
Net income	$26,644	$27,280	$25,149	$78,513	$80,500
Diluted earnings per share	$0.27	$0.28	$0.25	$0.80	$0.81
Return on average assets	1.31%	1.37%	1.30%	1.32%	1.44%
Return on average equity	10.22%	10.84%	10.28%	10.39%	11.53%

Operating Results (non-GAAP)(1)
Core net income	$29,597	$27,307	$25,168	$81,493	$81,791
Core diluted earnings per share	$0.30	$0.28	$0.25	$0.83	$0.82
Core return on average assets	1.46%	1.37%	1.30%	1.37%	1.46%
Return on average tangible common equity	14.62%	15.47%	15.01%	14.90%	16.88%
Core return on average tangible common equity	16.20%	15.48%	15.02%	15.45%	17.14%
Core efficiency ratio	55.73%	56.80%	57.82%	56.87%	57.05%
Net interest margin (FTE)	3.76%	3.75%	3.67%	3.75%	3.71%

(1)
Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. A full reconciliation of non-GAAP financial measures can be found at the end of the financial statements which accompany this release.

Third Quarter 2019 Highlights
Earnings

•	Third quarter GAAP net income was $26.6 million, or $0.27 diluted earnings per share.

•	Core net income (non-GAAP)(1) was $29.6 million, or $0.30 diluted earnings per share, an increase of $0.02 from the previous quarter and $0.05 from the third quarter of 2018.

•	Total revenue grew $1.6 million, or 7.0% annualized from the prior quarter.

•	Net interest income (FTE) increased $1.3 million from the prior quarter.

•	Noninterest income grew $0.3 million from the prior quarter.

•
Total noninterest expense increased $2.7 million from the previous quarter, but includes $3.7 million in merger and acquisition related expenses resulting from the completion of the Company’s acquisition of 14 former Santander branches in Central Pennsylvania.

•	Provision for credit losses totaled $2.7 million, a decrease of $0.1 million as compared to the prior quarter.
Franchise Growth

•
On September 6, 2019, the Company completed its acquisition of 14 Santander branches in Central Pennsylvania. This acquisition included $471 million in deposits (including $52 million in noninterest bearing deposits) and $100 million of loans at close.

•	Total loans grew $101 million from the prior quarter and include $100 million in loans acquired in the aforementioned branch acquisition.

•
Excluding acquired loans, consumer and consumer real estate loans grew $39 million and $24 million, respectively, from the prior quarter. This growth offset a high level of payoffs experienced in the Company's commercial loan categories.

•	On a year-to-date basis, total loans (excluding acquired balances) have grown $234 million, or 5.4% annualized.

•	Average deposits grew $212 million from the prior quarter and include $123 million in average deposits acquired in the aforementioned branch acquisition.

•
On a year-to-date basis, average quarterly deposits (excluding acquired balances) have grown $334 million, or 7.5% annualized, and grew by 5.8% annualized (excluding acquired balances) during the third quarter.

Profitability

•	Return on average assets decreased six basis points from the previous quarter to 1.31%.

•	Core return on average assets (non-GAAP)(1) increased nine basis points from the previous quarter to 1.46%.

•	The core return on average tangible common equity (non-GAAP)(1) for the third quarter of 2019 was 16.20%.

•	The core efficiency ratio (non-GAAP)(1) improved to 55.73% compared to 56.8% in the previous quarter.

•	The net interest margin of 3.76% increased by one basis point from the previous quarter.
“Our third quarter financial results demonstrate consistent improvement in our company’s performance trajectory,” stated T. Michael Price, President and Chief Executive Officer. “Our underlying fundamentals remain strong across multiple business lines and geographies, and we remain focused on optimizing growth opportunities in our newer markets in Ohio and Central Pennsylvania. During the quarter we completed our acquisition of 14 former Santander branches and welcomed 83 talented employees and nearly 23,000 new households to First Commonwealth. Our success can be traced back to our talented team of individuals who continually deliver on our mission of improving the financial lives of our neighbors and their businesses.”
Earnings
Net income for the third quarter of 2019 was $26.6 million, as compared to $27.3 million in the previous quarter and $25.1 million for the third quarter of 2018. Core net income (non-GAAP)(1) for the third quarter of 2019 was $29.6 million, an increase of $2.3 million from the previous quarter and an increase of $4.4 million from the third quarter of 2018. The increase from the previous quarter was driven by a $1.3 million (pre-tax) increase in net interest income and a $1.0 million (pre-tax) decrease in noninterest expense (excluding merger and acquisition expenses). The increase from the prior year quarter was primarily due to a nine basis point increase in the net interest margin, strong fee income growth and well controlled expenses.
Net income for the first nine months of 2019 was $78.5 million, as compared to $80.5 million for the same period in 2018.  The decrease from the prior year was primarily due to an $8.1 million (pre-tax) gain on the sale and successful auction calls of the Company’s remaining pooled trust preferred securities in the first nine months of 2018 and a $9.2 million (pre-tax) increase in operating expenses, partially offset by a $16.7 million (pre-tax) increase in revenue and a $1.4 million decrease in the provision for credit losses.

Net Interest Income and Net Interest Margin
During the third quarter of 2019, net interest income (FTE) was $68.9 million, an increase of $1.3 million from the previous quarter.  The increase in net interest income was the result of a $33 million increase in average mortgage loans, a $29 million increase in indirect auto loans and a six basis point decrease in funding costs as the Company was able to pay down higher cost short-term borrowings for a portion of the quarter following the completion of the aforementioned acquisition on September 6, 2019.
The net interest margin for the third quarter of 2019 was 3.76%, an increase of one basis point from the previous quarter and an increase of nine basis points from the third quarter of 2018. The net interest margin in the third quarter benefited from a 25 basis point increase in the yield on indirect auto loans and a 21 basis point decrease in the cost of short-term borrowings, partially offset by a 13 basis point decrease in the yield on variable rate commercial loans.
Average noninterest bearing deposits grew by $63 million in the third quarter of 2019 compared to the previous quarter. Excluding noninterest bearing deposits acquired through the aforementioned branch acquisition, average noninterest bearing deposits grew $41 million, or 10.9% annualized from the previous quarter.
Credit Quality
The provision for credit losses totaled $2.7 million for the quarter ended September 30, 2019, a decrease of $0.1 million compared to the prior quarter. The decrease is primarily due to a continuation of the long-term trend of improvement in credit quality.
Nonperforming loans were $35.3 million for the quarter ended September 30, 2019, a decrease of $0.2 million from previous quarter and a decrease of $4.5 million from the same quarter last year. Nonperforming loans as a percentage of total loans were 0.58%, 0.59% and 0.70% for the periods ended September 30, 2019, June 30, 2019 and September 30, 2018, respectively.
During the third quarter of 2019, net charge-offs (recoveries) were $3.7 million, compared to $1.4 million in the prior quarter and $3.5 million in the third quarter of 2018.

For the originated loan portfolio at September 30, 2019, the general allowance for credit losses to total originated non-impaired loans was 0.87%, compared to 0.88% at June 30, 2019 and 0.89% at September 30, 2018.
Noninterest Income and Noninterest Expense
Noninterest income (excluding net security gains) totaled $22.2 million for the third quarter of 2019, as compared to $21.9 million in the previous quarter and $19.8 million for the third quarter of 2018. The increase from the previous quarter was primarily due to a $0.5 million increase in mortgage banking revenue, a $0.5 million increase in service charges and card-related interchange income and seasonally higher Trust fee income, partially offset by a $0.4 million decrease in swap fees and a $0.8 million decrease in gain on sale of other loans due to a $0.5 million decrease in gain on sale of SBA loans and a $0.4 million gain on sale of a commercial loan in the previous quarter.
Noninterest expense (excluding merger-related expenses) totaled $51.2 million for the third quarter of 2019 as compared to $52.2 million for the second quarter of 2019 and $49.5 million for the third quarter of 2018. The decrease from the previous quarter was primarily driven by a $1.1 million decrease in unfunded commitment reserve expense, $0.9 million in write-downs of two OREO properties in the previous quarter and a $0.5 million decrease in FDIC insurance due to a quarterly assessment credit, partially offset by a $0.5 million increase in hospitalization expense.
Full time equivalent staff was 1,511 at September 30, 2019, 1,438 at June 30, 2019 and 1,417 at September 30, 2018.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.10 per share, which is payable on November 22, 2019 to shareholders of record as of November 8, 2019. This dividend represents a 2.9% projected annual yield utilizing the October 28, 2019 closing market price of $13.95.
First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at September 30, 2019 were 14.1%, 11.8%, 10.1% and 10.7%, respectively. First Commonwealth’s current capital ratios exceed the well-capitalized thresholds of federal bank regulatory agencies.

Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the third quarter 2019 on Wednesday, October 30, 2019 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-844-792-3645 or through the company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-877-344-7529 and entering the access code # 10135957. A link to the webcast replay will also be accessible on the company’s web page for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services company with 147 community banking offices in 28 counties throughout western and central Pennsylvania and throughout Ohio, as well as business banking centers in Pittsburgh, Pennsylvania, and Canton, Cleveland and Columbus, Ohio. The company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson and Lewis Center, Ohio.  First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency.  For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com
Forward-Looking Statements
This release contains forward-looking statements about First Commonwealth’s future plans, strategies and financial performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Such statements are based on assumptions and involve risks and uncertainties, many of which are beyond First Commonwealth’s control. Factors that could cause actual results, performance or achievements to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national and international economic conditions and the impact they may have on First Commonwealth and its customers; (2) volatility and disruption in national and international financial markets; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (4) inflation, interest rate, commodity price, securities market and monetary fluctuations; (5) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance); (6) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (7) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (8) political instability; (9) acts of God or of war or terrorism; (10) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (11) changes in consumer spending, borrowings and savings habits; (12) First Commonwealth’s ability to attract and retain qualified employees; (13) technological changes; (14) acquisitions and integration of acquired businesses; (15) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (16) the ability to increase market share and control expenses; (17) impairment of First Commonwealth’s goodwill or other intangible assets; (18) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (19) the soundness of other financial institutions; (20) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (21) other risks and uncertainties described in the reports that First Commonwealth files with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date on which they are made. First Commonwealth undertakes no obligation to update any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.
Media Relations:
Jonathan E. Longwill
Vice President / Communications and Media Relations
Phone: 724-463-6806
E-mail: JLongwill@fcbanking.com

Investor Relations
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com
###

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
SUMMARY RESULTS OF OPERATIONS
Net interest income (FTE) (1)	$68,875	$67,581	$64,311	$202,398	$188,682
Provision for credit losses	2,708	2,835	2,961	9,638	11,032
Noninterest income	22,179	21,906	19,757	62,957	68,108
Noninterest expense	54,897	52,229	49,530	156,856	145,532
Net income	26,644	27,280	25,149	78,513	80,500
Core net income (5)	29,597	27,307	25,168	81,493	81,791

Earnings per common share (diluted)	$0.27	$0.28	$0.25	$0.80	$0.81
Core earnings per common share (diluted) (6)	$0.30	$0.28	$0.25	$0.83	$0.82

KEY FINANCIAL RATIOS

Return on average assets	1.31%	1.37%	1.30%	1.32%	1.44%
Core return on average assets (7)	1.46%	1.37%	1.30%	1.37%	1.46%
Return on average shareholders' equity	10.22%	10.84%	10.28%	10.39%	11.53%
Return on average tangible common equity (8)	14.62%	15.47%	15.01%	14.90%	16.88%
Core return on average tangible common equity (9)	16.20%	15.48%	15.02%	15.45%	17.14%
Core efficiency ratio (2)(10)	55.73%	56.80%	57.82%	56.87%	57.05%
Net interest margin (FTE) (1)	3.76%	3.75%	3.67%	3.75%	3.71%

Book value per common share	$10.57	$10.37	$9.69
Tangible book value per common share (11)	7.31	7.46	6.82
Market value per common share	13.47	13.47	16.14
Cash dividends declared per common share	0.10	0.10	0.09	$0.30	$0.26

ASSET QUALITY RATIOS
Nonperforming loans as a percent of end-of-period loans (3)	0.58%	0.59%	0.70%
Nonperforming assets as a percent of total assets (3)	0.46%	0.47%	0.57%
Net charge-offs as a percent of average loans (annualized) (4)	0.25%	0.10%	0.25%
Allowance for credit losses as a percent of nonperforming loans (4)	141.64%	143.62%	127.35%
Allowance for credit losses as a percent of end-of-period loans (4)	0.82%	0.85%	0.90%
Allowance for credit losses (originated loans and leases) as a percent of total originated loans and leases	0.91%	0.92%	0.98%

CAPITAL RATIOS
Shareholders' equity as a percent of total assets	12.7%	12.7%	12.7%
Tangible common equity as a percent of tangible assets (12)	9.2%	9.4%	9.3%
Leverage Ratio	10.1%	10.4%	10.5%
Risk Based Capital - Tier I	11.8%	12.2%	12.6%
Risk Based Capital - Total	14.1%	14.6%	15.1%
Common Equity - Tier I	10.7%	11.2%	11.4%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
INCOME STATEMENT
Interest income	$82,575	$82,057	$74,873	$244,226	$214,312
Interest expense	14,130	14,931	11,060	43,169	27,139
Net Interest Income	68,445	67,126	63,813	201,057	187,173
Taxable equivalent adjustment (1)	430	455	498	1,341	1,509
Net Interest Income (FTE)	68,875	67,581	64,311	202,398	188,682
Provision for credit losses	2,708	2,835	2,961	9,638	11,032
Net Interest Income after Provision for Credit Losses (FTE)	66,167	64,746	61,350	192,760	177,650

Net securities gains	9	6	—	15	8,102
Trust income	2,325	1,970	2,206	6,221	6,014
Service charges on deposit accounts	4,954	4,593	4,589	13,792	13,418
Insurance and retail brokerage commissions	1,912	2,014	1,872	5,887	5,560
Income from bank owned life insurance	1,540	1,442	1,579	4,408	5,241
Gain on sale of mortgage loans	2,599	2,074	1,542	6,101	4,267
Gain on sale of other loans and assets	970	1,777	643	3,831	3,548
Card-related interchange income	5,629	5,441	5,044	15,800	14,929
Derivative mark-to-market	(45)	(17)	—	(88)	789
Swap fee income	421	820	528	1,634	1,115
Other income	1,865	1,786	1,754	5,356	5,125
Total Noninterest Income	22,179	21,906	19,757	62,957	68,108

Salaries and employee benefits	28,674	27,311	26,553	83,205	77,580
Net occupancy	4,521	4,441	4,341	13,878	12,932
Furniture and equipment	3,904	3,824	3,424	11,396	10,611
Data processing	2,825	2,619	2,853	7,988	7,764
Pennsylvania shares tax	1,189	1,260	1,248	3,365	3,398
Advertising and promotion	1,140	1,231	1,200	3,611	3,185
Intangible amortization	865	745	817	2,364	2,430
Collection and repossession	649	460	630	1,656	2,060
Other professional fees and services	969	1,032	962	2,755	3,000
FDIC insurance	35	555	217	1,164	1,590
Litigation and operational losses	308	555	435	1,264	811
Loss on sale or write-down of assets	152	1,181	181	1,398	875
Merger and acquisition related	3,738	34	24	3,772	1,634
Other operating expenses	5,928	6,981	6,645	19,040	17,662
Total Noninterest Expense	54,897	52,229	49,530	156,856	145,532

Income before Income Taxes	33,449	34,423	31,577	98,861	100,226
Taxable equivalent adjustment (1)	430	455	498	1,341	1,509
Income tax provision	6,375	6,688	5,930	19,007	18,217
Net Income	$26,644	$27,280	$25,149	$78,513	$80,500

Shares Outstanding at End of Period	98,319,081	98,499,937	100,361,434	98,319,081	100,361,434
Average Shares Outstanding Assuming Dilution	98,547,898	98,600,609	100,490,812	98,615,787	99,197,568

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	September 30,	June 30,	September 30,
	2019	2019	2018
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$112,241	$95,047	$93,162
Interest-bearing bank deposits	16,408	1,233	3,022
Securities available for sale, at fair value	823,944	895,471	914,085
Securities held to maturity, at amortized cost	357,890	373,453	389,621
Loans held for sale	20,288	16,036	8,287

Loans	6,099,561	6,003,059	5,662,782
Allowance for credit losses	(50,035)	(51,061)	(50,746)
Net loans	6,049,526	5,951,998	5,612,036

Goodwill and other intangibles	320,505	286,545	288,028
Other assets	451,225	451,071	378,104
Total Assets	$8,152,027	$8,070,854	$7,686,345

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$1,657,507	$1,528,307	$1,451,284

Interest-bearing demand deposits	263,312	238,406	181,504
Savings deposits	3,867,034	3,530,705	3,453,461
Time deposits	890,143	858,547	808,894
Total interest-bearing deposits	5,020,489	4,627,658	4,443,859

Total deposits	6,677,996	6,155,965	5,895,143

Short-term borrowings	83,735	555,080	587,806
Long-term borrowings	234,404	234,623	185,266
Total borrowings	318,139	789,703	773,072

Other liabilities	116,862	103,355	45,199
Shareholders' equity	1,039,030	1,021,831	972,931
Total Liabilities and Shareholders' Equity	$8,152,027	$8,070,854	$7,686,345

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended						For the Nine Months Ended
	September 30,	Yield/	June 30,	Yield/	September 30,	Yield/	September 30,	Yield/	September 30,	Yield/
	2019	Rate	2019	Rate	2018	Rate	2019	Rate	2018	Rate
NET INTEREST MARGIN

Assets
Loans (FTE)(1)(3)	$6,042,822	4.93%	$5,949,332	4.97%	$5,657,390	4.66%	$5,935,427	4.95%	$5,541,600	4.58%
Securities and interest-bearing bank deposits (FTE) (1)	1,226,270	2.58%	1,279,032	2.75%	1,289,178	2.73%	1,273,594	2.73%	1,250,952	2.79%
Total Interest-Earning Assets (FTE) (1)	7,269,092	4.53%	7,228,364	4.58%	6,946,568	4.30%	7,209,021	4.55%	6,792,552	4.25%
Noninterest-earning assets	780,960		758,110		715,461		763,417		702,938
Total Assets	$8,050,052		$7,986,474		$7,662,029		$7,972,438		$7,495,490

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$3,933,091	0.61%	$3,777,016	0.59%	$3,657,439	0.40%	$3,796,768	0.58%	$3,627,308	0.34%
Time deposits	863,714	1.75%	870,603	1.72%	786,912	1.18%	866,746	1.68%	718,164	1.03%
Short-term borrowings	323,041	1.99%	533,716	2.27%	569,666	1.81%	489,562	2.21%	614,103	1.61%
Long-term borrowings	234,497	4.51%	211,087	5.01%	185,401	5.24%	210,353	4.96%	135,368	5.05%
Total Interest-Bearing Liabilities	5,354,343	1.05%	5,392,422	1.11%	5,199,418	0.84%	5,363,429	1.08%	5,094,943	0.71%
Noninterest-bearing deposits	1,560,478		1,497,199		1,447,948		1,507,826		1,426,566
Other liabilities	101,328		87,429		44,261		90,956		40,492
Shareholders' equity	1,033,903		1,009,424		970,402		1,010,227		933,489
Total Noninterest-Bearing Funding Sources	2,695,709		2,594,052		2,462,611		2,609,009		2,400,547
Total Liabilities and Shareholders' Equity	$8,050,052		$7,986,474		$7,662,029		$7,972,438		$7,495,490

Net Interest Margin (FTE) (annualized)(1)		3.76%		3.75%		3.67%		3.75%		3.71%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	September 30,	June 30,	September 30,
	2019	2019	2018
Loan Portfolio Detail
Commercial Loan Portfolio:
Commercial, financial, agricultural and other	$1,210,936	$1,236,424	$1,116,204
Commercial real estate	2,124,240	2,118,582	2,136,431
Real estate construction	334,533	361,028	249,498
Total Commercial	3,669,709	3,716,034	3,502,133

Consumer Loan Portfolio:
Closed-end mortgages	1,081,170	1,060,348	1,008,411
Home equity lines of credit	585,050	519,093	524,927
Real estate construction	85,748	80,826	48,897
Total Real Estate - Consumer	1,751,968	1,660,267	1,582,235

Auto loans	553,617	515,569	476,536
Direct installment	46,704	40,568	33,415
Personal lines of credit	70,441	63,155	59,927
Student loans	7,122	7,466	8,536
Total Other Consumer	677,884	626,758	578,414
Total Consumer Portfolio	2,429,852	2,287,025	2,160,649
Total Portfolio Loans	6,099,561	6,003,059	5,662,782
Loans held for sale	20,288	16,036	8,287
Total Loans	$6,119,849	$6,019,095	$5,671,069

	September 30,	June 30,	September 30,
	2019	2019	2018
ASSET QUALITY DETAIL
Nonperforming Loans:
Loans on nonaccrual basis	$16,227	$15,665	$17,921
Troubled debt restructured loans on nonaccrual basis	11,074	10,914	13,876
Troubled debt restructured loans on accrual basis	8,024	8,975	8,052
Total Nonperforming Loans	$35,325	$35,554	$39,849
Other real estate owned ("OREO")	1,622	1,884	3,874
Repossessions ("Repos")	486	319	135
Total Nonperforming Assets	$37,433	$37,757	$43,858
Loans past due in excess of 90 days and still accruing	2,054	2,656	1,647
Classified loans	50,719	49,975	50,079
Criticized loans	128,691	117,976	141,591

Nonperforming assets as a percentage of total loans, plus OREO and Repos	0.61%	0.63%	0.77%
Allowance for credit losses	$50,035	$51,061	$50,746

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$729	$301	$2,516	$1,952	$2,834
Real estate construction	(74)	(42)	(92)	(158)	(99)
Commercial real estate	1,301	(38)	(36)	1,521	2,288
Residential real estate	366	(15)	226	427	709
Loans to individuals	1,412	1,221	915	3,625	2,852
Net Charge-offs	$3,734	$1,427	$3,529	$7,367	$8,584

Net charge-offs as a percentage of average loans outstanding (annualized) (4)	0.25%	0.10%	0.25%	0.17%	0.21%
Provision for credit losses as a percentage of net charge-offs	72.52%	198.67%	83.90%	130.83%	128.52%
Provision for credit losses	$2,708	$2,835	$2,961	$9,638	$11,032

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21% for 2019 and 2018.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles, unfunded commitment expense and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018

Net Income	$26,644	$27,280	$25,149	$78,513	$80,500
Intangible amortization	865	745	817	2,364	2,430
Tax benefit of amortization of intangibles	(182)	(156)	(172)	(496)	(510)
Net Income, adjusted for tax affected amortization of intangibles	27,327	27,869	25,794	80,381	82,420

Average Tangible Equity:
Total shareholders' equity	$1,033,903	$1,009,424	$970,402	$1,010,227	$933,489
Less: intangible assets	292,529	286,781	288,570	288,749	280,485
Tangible Equity	741,374	722,643	681,832	721,478	653,004
Less: preferred stock	—	—	—	—	—
Tangible Common Equity	$741,374	$722,643	$681,832	$721,478	$653,004

(8)Return on Average Tangible Common Equity	14.62%	15.47%	15.01%	14.90%	16.88%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018

Core Net Income:
Total Net Income	$26,644	$27,280	$25,149	$78,513	$80,500
Merger & acquisition related expenses	3,738	34	24	3,772	1,634
Tax benefit of merger & acquisition related expenses	(785)	(7)	(5)	(792)	(343)
(5) Core net income	29,597	27,307	25,168	81,493	81,791
Average Shares Outstanding Assuming Dilution	98,547,898	98,600,609	100,490,812	98,615,787	99,197,568
(6) Core Earnings per common share (diluted)	$0.30	$0.28	$0.25	$0.83	$0.82

Intangible amortization	865	745	817	2,364	2,430
Tax benefit of amortization of intangibles	(182)	(156)	(172)	(496)	(510)
Core Net Income, adjusted for tax affected amortization of intangibles	$30,280	$27,896	$25,813	$83,361	$83,711

(9) Core Return on Average Tangible Common Equity	16.20%	15.48%	15.02%	15.45%	17.14%

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Core Return on Average Assets:
Total Net Income	$26,644	$27,280	$25,149	$78,513	$80,500
Total Average Assets	8,050,052	7,986,474	7,662,029	7,972,438	7,495,490
Return on Average Assets	1.31%	1.37%	1.30%	1.32%	1.44%

Core Net Income (5)	$29,597	$27,307	$25,168	$81,493	$81,791
Total Average Assets	8,050,052	7,986,474	7,662,029	7,972,438	7,495,490
(7) Core Return on Average Assets	1.46%	1.37%	1.30%	1.37%	1.46%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Core Efficiency Ratio:
Total Noninterest Expense	$54,897	$52,229	$49,530	$156,856	$145,532
Adjustments to Noninterest Expense:
Unfunded commitment reserve	(466)	612	82	(235)	41
Intangible amortization	865	745	817	2,364	2,430
Merger and acquisition related	3,738	34	24	3,772	1,634
Noninterest Expense - Core	$50,760	$50,838	$48,607	$150,955	$141,427

Net interest income, fully tax equivalent	$68,875	$67,581	$64,311	$202,398	$188,682
Total noninterest income	22,179	21,906	19,757	62,957	68,108
Net securities gains	(9)	(6)	—	(15)	(8,102)
Total Revenue	$91,045	$89,481	$84,068	$265,340	$248,688

Adjustments to Revenue:
Derivative mark-to-market	(45)	(17)	—	(88)	789
Total Revenue - Core	$91,090	$89,498	$84,068	$265,428	$247,899

(10)Core Efficiency Ratio	55.73%	56.80%	57.82%	56.87%	57.05%

	September 30,	June 30,	September 30,
	2019	2019	2018
Tangible Equity:
Total shareholders' equity	$1,039,030	$1,021,831	$972,931
Less: intangible assets	320,505	286,545	288,028
Tangible Equity	718,525	735,286	684,903
Less: preferred stock	—	—	—
Tangible Common Equity	$718,525	$735,286	$684,903

Tangible Assets:
Total assets	$8,152,027	$8,070,854	$7,686,345
Less: intangible assets	320,505	286,545	288,028
Tangible Assets	$7,831,522	$7,784,309	$7,398,317

(12)Tangible Common Equity as a percentage of Tangible Assets	9.17%	9.45%	9.26%

Shares Outstanding at End of Period	98,319,081	98,499,937	100,361,434
(11)Tangible Book Value Per Common Share	$7.31	$7.46	$6.82

Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.